UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2007
GREAT AMERICAN FINANCIAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11632	06-1356481

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (513) 333-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
     On May 17, 2006, Great American Financial Resources, Inc. (the “Registrant”) entered into an Agreement and Plan of Merger (the “Agreement”) among American Financial Group, Inc. (“AFG”), the Registrant and GAFRI Acquisition Corp, a newly-formed, wholly owned subsidiary of AFG. Under the terms of the Agreement, GAFRI Acquisition Corp. will be merged with and into the Registrant (the “Merger”), and as a result of the Merger, the separate corporate existence of GAFRI Acquisition Corp. will cease with the Registrant continuing as the surviving corporation.
     Pursuant to the Agreement, the Registrant would acquire the shares of common stock of the Registrant that AFG does not currently beneficially own at a price of $24.50 per share in cash for a total purchase price of approximately $225 million. The Registrant will use excess capital plus borrowings from AFG to fund the transaction. AFG beneficially owns, within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended, 35,566,978 shares of Registrant common stock (representing approximately 81% of the outstanding shares of Registrant common stock as of the date of this Current Report on Form 8-K). In addition, upon consummation of the Merger, AFG will guarantee all debt of GAFRI and GAFRI’s wholly-owned subsidiary, AAG Holding Company.
     At the effective time of the Merger, each outstanding share of Common Stock, other than shares owned by AFG or its subsidiaries, shares owned by the Registrant and shares owned by stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $24.50 per share in cash, without interest.
     At or prior to the effective time, the Registrant shall terminate, as of such effective time, its employee stock option plans and extinguish all rights of grantees or optionees under such stock option plans for cash payments, by the Registrant to each optionee in respect of vested employee stock options, an amount equal to the positive difference between the $24.50 per share being paid in the merger and option exercise paid multiplied by the number of shares of the Registrant common stock formerly subject to an option (“Option Payment Amount”). In addition, so long as a holder of an option is an employee of the Registrant, AFG or any subsidiary of either of them at the vesting dates (as set forth in a the Registrant employee stock option plan or document evidencing a grant of an employee stock option), the Registrant shall pay the Option Payment Amount as soon as practicable after such vesting dates in 2008, 2009, 2010 and 2011.
     The Board of Directors of the Registrant approved the Agreement following the recommendation and approval of a special committee comprised of outside directors of the Registrant who are independent of AFG (the “Special Committee”).
     The transaction is subject to a number of customary conditions, including, but not limited to obtaining the requisite regulatory approvals and obtaining approval of the holders of at least a majority of the outstanding shares of the Common Stock. AFG has determined that it will vote all of its shares of Registrant common stock in favor of the Merger. The Registrant does not expect there will be any significant regulatory consents necessary in connection with the Merger. The Merger is expected to be completed in the third quarter of calendar year 2007.

     The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2 hereto and incorporated herein by reference.
     The Agreement, and the description thereof contained herein, has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.
     The Registrant has certain material commercial relationships with AFG and its affiliates. Additionally, certain members of the Board of Directors of the Registrant currently serve or have served as officers and/or directors of AFG and its affiliates. These agreements and relationships with AFG and its affiliates, together with the relationships of certain directors of the Registrant to AFG and its affiliates are described in the Registrant’s Form 10-K/A statement filed with the Securities and Exchange Commission on April 30, 2007, which description is incorporated herein by reference.
     Important Additional Information Regarding the Merger will be filed with the SEC
     The Registrant, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Registrant’s directors and executive officers is available in the Registrant’s Form 10-K/A for the year ended December 31, 2006, which was filed with the Securities and Exchange Commission on April 30, 2007. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.
Item 8.01 – Other Events
     As previously reported, on February 27, 2007, a purported class action lawsuit was filed challenging the terms of the unsolicited offer received from AFG to acquire all of the shares of the Registrant not owned by AFG. The suit names the Registrant and AFG as defendants as well as all persons serving as directors of the Registrant on February 22, 2007, the date the offer was received. The suit seeks injunctive relief. The case is captioned Webb, et. al. v. Great American Financial Resources, Inc., et al., Case No. A0701905, Court of Common Pleas of Hamilton County, Ohio. Also, as previously reported, on February 28, 2007, a separate purported class action was filed that makes similar allegations against the same defendants as the case outlined immediately above. The suit seeks both injunctive relief and monetary damages. The case is captioned Call4U, Ltd., et. al. v. Carl H. Linder, et al., Case No. A0701929, Court of Common Pleas of Hamilton County, Ohio.
     On May 17, 2007, the counsel to the parties in both of the above actions entered into a Memorandum of Understanding to settle both actions, subject to approval of the court. The principal terms of the proposed settlement are as follows:
•	AFG agrees that it will acquire the outstanding shares of GAFRI that it does not own at $24.50 per share.

•	The defendants in the action will provide plaintiffs’ counsel the opportunity to review and comment upon the Agreement and disclosures contained in the publicly-filed disclosure documents relating to the Merger, including those yet to be filed, which comments will be considered in good faith by defendants.

•	Counsel for plaintiffs will conduct discovery of AFG’s Board of Directors, the Special Committee of the Board of GAFRI, and a representative of Cochran Coronia Waller, financial advisor to the Special Committee of the Board of GAFRI (“CCW”), regarding the Merger and the events and negotiations leading up to the Merger.

•	Defendants shall provide plaintiffs’ counsel with the opportunity to review all documents not yet produced by defendants, which were considered by GAFRI’s Board, the Special Committee of the Board of GAFRI, and CCW with respect to the Merger and the events and negotiations leading up to the Merger.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
2	Agreement and Plan of Merger by and among American Financial Group, Inc., Great American Financial Resources, Inc. and GAFRI Acquisition Corp dated as of May 16, 2007

99.1	Press release dated May 17, 2007

99.2	Settlement Agreement dated May 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT AMERICAN FINANCIAL RESOURCES, INC.
Date: May 18, 2007	By:	/s/ Mark F. Muething
Mark F. Muething
Executive Vice President and General Counsel

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